Exhibit 99.1

EXECUTION COPY

WAIVER AND FIRST AMENDMENT TO

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

This WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT dated as of March 31, 2005 (this “Amendment”) is entered into among SIRVA RELOCATION CREDIT, LLC, as Seller, SIRVA RELOCATION LLC (“SIRVA Relo”) and EXECUTIVE RELOCATION CORPORATION (“Executive Relo”), as Servicers and Originators, GENERAL ELECTRIC CAPITAL CORPORATION and LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”), as Purchasers, and LaSalle, as Agent (in such capacity, the “Agent”).

RECITALS

A.            The Seller, the Servicers, the Purchasers and the Agent are parties to that certain Amended and Restated Receivables Sale Agreement dated as of December 23, 2004 (the “Receivables Sale Agreement”).

B.            The parties wish to amend the Receivables Sale Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Certain Defined Terms.  Capitalized terms which are used herein without definition and that are defined in the Receivables Sale Agreement shall have the same meanings herein as in the Receivables Sale Agreement, as amended by this Amendment.

2.             Amendments to Receivables Sale Agreement.  The Receivables Sale Agreement is hereby amended as follows:

(a)           No Initial Lock-Box Agreements.  Section 1.8(a) of the Receivables Sale Agreement is hereby amended so that the second and third sentences thereof read in their entirety as follows:

The Servicers have given, or will give, written directions to each Included Employer and each Origination Home Closing Agent, no later than February 15, 2005 (or, if later, the date on which such Person becomes an Included Employer or otherwise becomes obligated to remit any amounts in respect of the Receivables), to remit all amounts due in respect of the Receivables to the Collection Account; provided that if the Seller or a Servicer shall receive any Collections, it shall remit such Collections to the Collection Account within three Business Days of such receipt.  Notwithstanding the foregoing, prior to March 31, 2005, Collections relating to Receivables originated by Executive Relo may be sent to the BofA Box/Account, provided that (i) no checks received by BofA shall be deposited, but shall instead be sent in the form received to the Agent for deposit in the Collection Account, (ii) all amounts deposited to the BofA Box/Account by wire transfer shall be remitted to the Agent by BofA no later than the Business Day following BofA’s receipt thereof, and (iii) prior to February 15, 2005, Executive Relo shall have instructed all related Included Employers to send all Collections relating to Receivables originated by Executive Relo to the Collection Account.”.

The second sentence of Section 3.2(a), the first sentence of Section 5.1(i) and the first sentence of Section 5.3(h) of the Receivables Sale Agreement are each hereby amended and restated to read as follows:

Subject to Section 1.8(a), the Servicers will give written directions to each Included Employer and each Origination Home Closing Agent, no later than February 15, 2005 (or, if later, the date on which such Person becomes obligated to remit any amounts in respect of the Receivables), to remit all amounts due in respect of the Receivables to the Collection Account; provided that if the Seller or a Servicer shall receive any Collections, it shall remit such Collections to the Collection Account within three Business Days of such receipt.

(b)           Additional Included Employers.  Article 1 of the Receivables Sale Agreement is hereby amended by adding thereto the following Section 1.9:

Section 1.9.  Additional Included Employers and Eligible Relocation Services Agreements.  Schedule III to the Receivables Sale Agreement may be amended from time to time at the request of the Seller and the Originators with the consent of the Agent to add an additional Employer and Relocation Services Agreement as an Included Employer and an Eligible Relocation Services Agreement, provided that (i) the Agent has received a complete and correct copy of the related Relocation Services Agreement (including, without limitation, all exhibits, schedules, amendments and addenda thereto), (ii) the related Relocation Services Agreement is in a form substantially similar to one or more Relocation Services Agreements from which Eligible Receivables have arisen prior to February 28, 2005 and otherwise is in form and substance satisfactory to the Agent, (iii) such additional Included Employer provides a written consent to the assignments under the Transaction Documents in a form substantially similar to the form of consent obtained from one or more Eligible Employers prior to February 28, 2005 and otherwise in form and substance satisfactory to the Agent prior to Schedule III being amended to add such additional Included Employer, (provided that in the case of additional Included Employers added pursuant to Section 2(n) of the First Amendment, such consents shall be provided no later than May 31, 2005) (iv) all necessary approvals and releases with respect to the conveyance of the Receivables arising under such related Relocation Services Agreement have been obtained and are in form and substance satisfactory to the Agent, (v) such additional Included Employer otherwise meets the criteria set forth in the definition of  “Eligible Employer”, (vi) such related Relocation Services Agreement otherwise meets the criteria set forth in the definition of “Eligible Relocation Services Agreement”, and (vii) such additional Included Employer is acceptable to the Agent.”

(c)           Collections.  Section 1.8 of the Receivables Sale Agreement is hereby amended by adding the following new clause (g) at the end thereof:

“(g)         If at any time Servicer shall have notified the Agent that a portion of the funds deposited into the Collection Account do not constitute the Collections or other proceeds of the Receivables, and shall have provided to the Agent such other information or verification as the Agent shall request with respect thereto, the Agent shall instruct LaSalle to remit the amount of such funds to the Seller from collected funds then on deposit in the Collection Account.”

(d)           Reporting.  The following changes are hereby made with respect to reporting:

(i)            Section 5.2 of the Receivables Sale Agreement is hereby amended by deleting the word “and” at the end of Section 5.2(a)(ii), by renumbering Section 5.2(a)(iii) as Section 5.2(a)(iv) and adding the following new clause above Section 5.2(a)(iv):

“(iii)        Monthly Reports.  As soon as available, but in any event not later than the 30th day following the end of each of the monthly periods of each fiscal year of the Master Servicer, the unaudited consolidated balance sheet of the Master Servicer and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows of the Master Servicer and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, certified by a Designated Financial Officer of the Master Servicer as being (A) fairly stated in all material respects, (B) complete and correct in all material respects in conformity with GAAP, and (C) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (subject to normal year end audit and other adjustments); and”.

(ii)           Section 5.3 of the Receivables Sale Agreement is hereby amended by deleting the word “and” at the end of Section 5.3(a)(ii), by renumbering

Section 5.3(a)(iii) as Section 5.3(a)(v) and inserting before such clause the following new clauses above Section 5.3(a)(v):

“(iii)        Monthly Reports.  As soon as available, but in any event not later than the 30th day following the end of each of the monthly periods of each fiscal year of the Subservicer, the unaudited consolidated balance sheet of the Subservicer and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows of the Subservicer and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, certified by a Designated Financial Officer of the Subservicer as being (A) fairly stated in all material respects, (B) complete and correct in all material respects in conformity with GAAP, and (C) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (subject to normal year end audit and other adjustments);

“(iv)        Historical Financial Statements.  No later than the fifth Business Day after the 180th day following the end of the 2004 fiscal year of SIRVA, Inc., (A) the audited financial statements of the Subservicer for the year ended December 31, 2003 and (B) the unaudited financial statements of the Subservicer for nine month periods ended September 30, 2003 and September 31, 2004; and”.

(iii)          Sections 5.2 and 5.3 of the Receivables Sale Agreement are hereby further amended by deleting the word “or” at the end of clause (b)(v) thereof, by renumbering clause (b)(vi) thereof as clause (b)(vii) thereof and inserting the following new clause (b)(vi):

“(vi)        Allegations of Misconduct.  The allegation by a Governmental Authority or Responsible Person that (other than as disclosed by the Servicers to the Purchasers in the supplement to the Fee Letter delivered in connection with the First Amendment) the adjustments described in the definition of Specified Adjustment result from fraud, misconduct or similar circumstances; or”.

(e)           Deletion of Aged Receivables Ratio.  Schedule I to the Receivables Sale Agreement is hereby amended by deleting therefrom the definition of “Aged Receivables Ratio”.

(f)            Definition of Applicable Base Margin.  The definition of “Applicable Base Margin” in Schedule I to the Receivables Sale Agreement is hereby amended and restated to read as follows:

“Applicable Base Margin” means (i) with respect to the period following the date of the First Amendment to and including December 31, 2005, 1.25% with respect to the Prime Rate and 2.25% with respect to the Eurodollar Rate, and (ii) at any time thereafter the percentage set forth below opposite the Consolidated Leverage Ratio most recently reported by Parent and its Subsidiaries under the SIRVA Credit Agreement, as such agreement is in effect on the date hereof; provided that if and for so long as such Consolidated Leverage Ratio has not been so reported, the Applicable Base Margin shall be as set forth in clause (i) above.

Consolidated Leverage Ratio	Prime	Eurodollar Rate
Greater than or equal to 2.75	1.25%	2.25%
greater than or equal to 1.75 and less than 2.75	1.00%	2.00%
less than 1.75	0.75%	1.75%

(g)           Definition of Defaulted Receivable.  The definition of “Defaulted Receivable” in Schedule I to the Receivables Sale Agreement is hereby amended and restated to read as follows:

“Defaulted Receivable” means any Receivable (a) as to which the Disqualification Date has occurred, (b) any Obligor of which has ceased to be an Eligible Employer, provided that this clause (b) shall not apply to Employers to the extent (and only to the extent) they cease to be Eligible Employers as a result of being listed on Schedule I to the First Amendment, or (c) is a Charge-Off.

(h)           Inclusion of SIRVA Relo Miscellaneous Receivables.  Schedule I to the Receivables Sale Agreement is hereby amended by deleting the parenthetical phrase “(with respect to Receivables originated by Executive Relo)” from clause (vi) of the definition of “Eligible Receivables,” and by deleting the phrase “originated by Executive Relo” from the definition of “Miscellaneous Receivable”.

(i)            Additional Eligibility Criteria.  The definition of “Eligible Receivables” in Schedule I to the Receivables Sale Agreement is hereby amended by deleting the word “and” at the end of clause (xiv) thereof, replacing the period at the end of clause (xv) with “;” adding the following new clauses:

“(xvi) with respect to any Unbilled Miscellaneous Receivable, such Receivable has been originated by Executive Relo and is owed by an Obligor that was included in Schedule III as such Schedule was in effect on December 23, 2004; provided, however, that no Unbilled Miscellaneous Receivable may be an Eligible Receivable after May 30, 2005 unless the Reconciliation Conditions shall have been satisfied on or prior to May 31, 2005 and shall continue to be satisfied; and

(xvii) with respect to a Receivable related to any Included Employer, such Receivable is of a type shown to be a permitted Eligible Receivable opposite the name of such Employer in Schedule III hereto.”

In addition, clause (viii) of such definition of “Eligible Receivable” is amended by renumbering clause (D) thereof to be clause (E) and inserting the following new clause (D):

“(D)        in the case of such Eligible Relocation Services Agreement, is completely and accurately described in Schedule III,”.

(j)            Permitted Exceptions.  The definition of “Permitted Exceptions” in Schedule I to the Receivables Sale Agreement is hereby amended by amending and restating clause (iv)(B) thereof to read as follows:

“(B)         if applicable, the Originators are in compliance with their obligations under Sections 5.4 and 5.5 of the Purchase Agreement with respect thereto.”

(k)           Reserve.  The definition of “Reserve” in Schedule I to the Receivables Sale Agreement is hereby amended and restated to read as follows:

“Reserve” means, at any time, 20% of the Aggregate Investment; provided that if the Reconciliation Conditions are satisfied, “Reserve” shall mean 15% of the Aggregate Investment.

(l)            Default Ratio as Termination Event.  The definition of “Termination Event” in Schedule I to the Receivables Sale Agreement is hereby amended so that clause (f) thereof reads in its entirety as follows:

“(f)          the Default Ratio exceeds (i) 20% for March 2005 or April 2005, (ii) 15% for any November or December of any year, (iii) 15% for any January or February of any year other than 2005, or (iv) 10% for any other calendar month; or the Dilution Ratio exceeds 2% for any calendar month.”

(m)          New Definitions.  The following new definitions are hereby added to Schedule I to the Receivables Sale Agreement, in the correct alphabetical spot:

“First Amendment” means the Waiver and First Amendment to Amended and Restated Receivable Sale Agreement, dated as of March 31, 2005, among the Seller, the Servicers, the Originators, the Agent and the Purchasers.

“Reconciliation Conditions” means (A) on or prior to May 31, 2005, the Servicers shall have delivered to the Agent the current aging for all then-existing Receivables owned by the Seller and a reconciliation of such Receivables to the general ledgers of the Originators, showing that there has been no duplication of assets in the various categories of Receivables, which aging and reconciliation are satisfactory in form and substance to the Purchasers, and (B) in the judgment of the Agent, the Servicers are capable of producing an aging of all Receivables owned by the Seller and a reconciliation of such Receivables to the general ledgers of the Originators showing that there is no such duplication on each Monthly Reporting Date as part of the Monthly Report.

“Responsible Person” means any executive officer or director of, or any Person (or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934) that own or control 5% or more of the equity in, SIRVA, Inc. or any of its Affiliates.

“Specified Adjustments” means adjustments to the financial results of SIRVA, Inc. for the periods and in amounts materially similar to the amounts specified below, to be evidenced by restatements of SIRVA, Inc.’s financial statements to be made available to the Agent and the Purchasers no later than June 30, 2005:

(a)           restatements that have the following effects on financial results from continuing operations:

(i)            pre-tax income from continuing operations for the period 2001 and prior will be reduced by approximately $1,000,000;

(ii)           pre-tax income from continuing operations for 2002 will be reduced by approximately $4,000,000;

(iii)          pre-tax income from continuing operations for 2003 will be reduced by approximately $5,000,000; and

(iv)          pre-tax income from continuing operations for the first nine months of 2004 will be reduced by approximately $10,000,000; and

(b)           pre-tax charges that relate to current events or changes in estimates that will be recorded in operating results for the quarter ended December 31, 2004, and are summarized as follows:

(i)            $4,000,000 related to the company’s decision to increase the loss reserves in its insurance business;

(ii)           $3,000,000 of fees associated with the expansion of the securitization facility for the company’s relocation-related receivables;

(iii)          $2,000,000 write-off of a European receivable related to a previous asset sale due to an obligor bankruptcy; and

(iv)          $2,000,000 for restructuring and other charges related to the company’s European operations;

provided, however, that (x) except with respect to clause (b)(ii) above, such adjustments result primarily from SIRVA, Inc.’s insurance and European operations, and not the operations of a SIRVA Entity, (y) except as has been disclosed by the Servicers to the Purchasers in the supplement to the Fee Letter delivered in connection with the First Amendment, such adjustments do not result from (and are not alleged by any Governmental Authority or Responsible Person to have resulted from) fraud, misconduct or similar circumstances, and (z) such adjustments do not have a Material Adverse Effect.

(n)           Schedule III and IV.  Schedule III to the Receivables Sale Agreement is hereby amended to read in its entirety in the form attached hereto as Schedule III.  Schedule IV to the Receivables Sale Agreement is hereby amended to read in its entirety in the form attached hereto as Schedule IV.

(o)           Accuracy of Financials.  (a) Section 4.1(f) of the Purchase Agreement is hereby amended by adding the following sentence at the end thereof:

“Without limiting the foregoing, each balance sheet, income statement and other financial statement delivered by such Originator to the Agent or any Purchaser includes as an asset, or as income, only assets and income attributable to Relocation Services Agreements and Relocating Employee Contracts under which such Originator (i) is a party and (ii) entitled to such asset or income.”

3.             Limited Consents and Waivers.  (a)  The Agent and the Purchasers hereby waive any Termination Event arising from the Default Ratio or the Aged Receivables Ratio exceeding 15% for January 2005 or February 2005, so long as such ratios did not exceed 20% for either of such periods.

(b)           Section 5.1(a)(i)(A) of the Receivables Sale Agreement requires delivery of unqualified audited consolidated financial statements of SIRVA, Inc. and its consolidated subsidiaries (the “2004 Audit”) no later than March 31, 2005.  Subject to Section 4 of this Amendment and subject to the representation and warranty in Section 6(vi) of this Amendment being true and correct, the Agent and the Purchasers agree that:

(i)            such financial statements for the fiscal year 2004 may be delayed until the fifth Business Day after the 180th day following the end of the 2004 fiscal year of SIRVA, Inc. (the “Delivery Date”),

(ii)           the financial statements of SIRVA, Inc., Parent and NAVL required to be delivered under clauses (B), (C) and (D) of Section 5.1(a)(i) of the Receivables Sale Agreement may be delayed until the Delivery Date; and

(iii)          the Agent and the Purchasers hereby waive any Termination Event arising from the incorrectness of any of the representations and warranties made by the Seller, the Guarantors, the Originators, and the Servicers pursuant to any Transaction Document or in any certificate delivered pursuant to any Transaction Document with respect to any balance sheets, statements of income and cash flow, and any other financial information of SIRVA, Inc., Parent or NAVL heretofore delivered to the Agent and the Purchasers, to the extent that any such incorrectness of a representation and warranty relates to the Specified Adjustments.

(c)           The Agent and the Purchasers hereby consent to the execution and delivery of an amendment to the SIRVA Credit Agreement in the form attached hereto as Exhibit A (the “Credit Agreement Amendment”), provided that (i) no compensation shall be paid by the SIRVA Entities in connection with such amendment except as described in such Credit Agreement Amendment, and (ii) such amendment became effective prior to March 31, 2005.

(d)           Subject to the representation and warranty in Section 6(v) of this Amendment being true and correct, the Agent and the Purchasers hereby waive the Termination Event arising from the failure of the Originators to cause each deed delivered by a Relocating Employee, and relating to Receivables generated after December 23, 2004 but before April 1, 2005, to name the Seller as the new owner of the residence conveyed under such deed.

(e)           Reference is made to Section 5.4 of the Purchase Agreement.  With respect to each Employer listed on Schedule I hereto, the related Originator has not caused to be taken the corrective action listed opposite the name of such Employer in Schedule IV to the Receivables Sale Agreement (as such schedule is in effect prior to giving effect to this Amendment) by the time specified in such schedule.  The Agent and the Purchasers hereby waive the Termination Event arising from such failure of the Originators to cause such actions to be taken, provided that, (i) from and after the opening of business on March 31, 2005, no Receivables as to which such Employers are Obligors shall be included in the Net Receivables Balance, and (ii) the Seller shall have caused, on March 31, 2005, the sum of the Aggregate Investment plus the Reserve to be reduced to an amount that does not exceed the Net Receivables Balance determined as of such day after giving effect to the exclusion of such Receivables.

(f)            The Agent and the Purchasers hereby consent to the conveyance by the Seller to the Originators of Receivables as to which Ernst & Young LLP and Winn Dixie Stores, Inc. are the Employers, and release such Receivables from the ownership and security interests created under the Transaction Documents.

4.             Reservation of Rights.  By press releases dated January 31, 2005 and March 15, 2005, SIRVA, Inc. announced various matters, including (i) a delay in the release of the 2004 Audit, (ii) anticipated adjustments to prior financial statements as a result of an ongoing review by its audit committee of SIRVA, Inc.’s financial reporting practices and related processes, and (iii) the existence of an informal investigation by the SEC of such practices and processes.  Notwithstanding the agreement of the Agent and the Purchasers to a delay in the delivery of the

2004 Audit and ongoing discussions between the Agent, the Purchasers and the Originators with respect to the matters described in the Press Releases, the Agent and the Purchasers have not waived any rights or remedies they may have with respect to the matters, except as set forth in Section 3(b)(iii) hereof, that are the subject of such review and investigation or any related matters.  The Agent and the Purchasers hereby expressly reserve all of their rights and remedies with respect to all of the foregoing, including all rights with respect to any related Termination Event that may have occurred and not been waived pursuant to Section 3(b)(iii) hereof.

5.             Field Audit.  The Seller and the Originators agree that, prior to June 30, 2005, the Agent shall cause to be conducted, at the expense of the Originators and the Seller, a field audit at the offices and properties of the Originators to examine Records, conduct test verifications and discuss matters relating thereto with officers, directors, employees and/or independent public accountants of the SIRVA Entities.  Such field audit shall not count towards the limit on the number of audits or other inspections that may be conducted at the offices of the Originator or the Seller pursuant to Sections 5.1(a), 5.2(a) or 5.3(a) of the Receivables Sale Agreement, or Section 5.1(e) of the Purchase Agreement.  The SIRVA Entities shall cooperate fully with such audit.

6.             Representations and Warranties.  With respect to the Sale Agreement, the Seller and each Servicer, and with respect to the Purchase Agreement, the Originators hereby represent and warrant to the Agent and the Purchasers as follows:

(i)            Representations and Warranties.  The representations and warranties contained in Article IV of the Receivables Sale Agreement and Section 4 of the Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date and except for the matters to be corrected by the Specified Adjustments).

(ii)           Enforceability.  The execution and delivery by the Seller and each Servicer of this Amendment, and the performance by the Seller and each Servicer of this Amendment and the Receivables Sale Agreement, as amended hereby (the “Amended Agreement”), are within the corporate powers of the Seller and each Servicer and have been duly authorized by all necessary corporate or company action on the part of the Seller and each Servicer.  This Amendment and the Amended Agreement are valid and legally binding obligations of the Seller and each Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iii)          No Potential Termination Event.  No Potential Termination Event that will not be cured by this Amendment becoming effective has occurred and is continuing.

(iv)          Eligibility.  Each Employer added to Schedule III pursuant to this Amendment is an Eligible Employer, and the Relocation Services Agreement with respect to such Employer is an Eligible Relocation Services Agreement.

(v)           Deeds.  Reference is made to Section 5.5 of the Purchase Agreement.  All deeds delivered by a Relocating Employee and relating to Receivables owned by the Seller but made out in the name of an Originator have been delivered to an Eligible Title Company; and each deed relating to Receivables generated after March 31, 2005 will name the Seller as the new owner of the residence conveyed under such deed.

(vi)          Except with respect to clause (b)(ii) of the definition of “Specified Adjustment”, the adjustments described in such definition result primarily from SIRVA, Inc.’s insurance and European operations, and not the operations of a SIRVA Entity; except as disclosed by the Servicers to the Purchasers in the supplement to the Fee Letter delivered in connection with the First Amendment, such adjustments do not result from (and are not alleged by any Governmental Authority or Responsible Person to have resulted from) fraud, misconduct or similar circumstances; and the matters disclosed in the Press Releases and related matters will not have a Material Adverse Effect.

7.             Acknowledgment by Originators.  Each of SIRVA Relo and Executive Relo, in its capacity as an Originator, acknowledges and agrees to the terms of this Amendment, including without limitation Section 6 hereof.

8.             Effect of Amendment.  Except as expressly amended and modified by this Amendment, all provisions of the Receivables Sale Agreement shall remain in full force and effect; and the Seller and the Servicers confirm and reaffirm their obligations under the Amended Agreement and the other Transaction Documents.  Without limiting the foregoing, the Seller and the Originators confirm and reaffirm their obligation under Section 3 of the Fee Letter, and acknowledge that nothing in this Amendment shall limit the ability of the Agent and the Purchasers to require changes to the terms of the Transaction Documents as contemplated by such Section 3.  After this Amendment becomes effective, all references in the Receivables Sale Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or otherwise referring to the Receivables Sale Agreement shall be deemed to be references to the Amended Agreement.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Sale Agreement other than as set forth herein.

9.             Effectiveness.  This Amendment shall become effective upon the date on which all of the following occur (the “Amendment Effective Date”):

(i)            receipt by the Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by the Seller, the Servicers, the Originators, the Agent and the Purchasers and consented to by Parent and NAVL,

(ii)           receipt by the Agent, each in form and substance satisfactory to the Agent, of certificates of the Seller and each Servicer as to authorizing resolutions with respect to this Amendment and the incumbency and signatures of officers,

(iii)          receipt by the Agent of the following documents, each, in form and substance satisfactory to the Agent and the Purchasers, from JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement:  (i) a copy of the fully executed

Credit Agreement Amendment, and (ii) the consent and release with respect to the transactions contemplated by this Amendment;

(iv)          receipt by the Agent of a disclosure document prepared by the Originators and to be used in connection with the syndication of the Receivables Sale Agreement, which document shall reflect the discussions of the parties with respect thereto (as determined by the Agent);

(v)           receipt by the Agent, for the account of the Purchasers, of the amendment fee specified in the supplement to the Fee Letter of even date herewith between the Agent, the Sellers and the Originator;

(vi)          receipt by the Agent of evidence that the notices required to be given by the Servicers to all new Included Employers pursuant to Section 1.8(a) of the Receivables Sale Agreement shall be so given concurrently with the closing of this Amendment;

(vii)         receipt by the Agent and the Purchasers of a pro forma calculation of the Net Receivables Balance, determined after giving effect to Section 3(e) hereof and the addition of Eligible Employers on the date hereof pursuant to Section 1.9 of the Receivables Sale Agreement (as amended by Section 2(b) hereof), together with payment in immediately available funds for the amount (if any) required to reduce the Aggregate Investment in accordance with such Section 3(e); and

(viii)        receipt by the Agent of opinions of counsel to the SIRVA Entities, in form and substance satisfactory to the Agent, of scope comparable to the opinions provided in connection with the Restatement Date.

10.           Headings; Counterparts.  Section Headings in this Amendment are for reference only and shall not affect the construction of this Amendment.  This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

11.           Cumulative Rights and Severability.  All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise.  Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

12.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIRVA RELOCATION CREDIT, LLC, as Seller

By:	/s/ Ralph A. Ford
Title:	Secretary

SIRVA RELOCATION LLC, as a Servicer

By:	/s/ Ralph A. Ford
Title:	Secretary

EXECUTIVE RELOCATION CORPORATION, as a Servicer

By:	/s/ Ralph A. Ford
Title:	Secretary

The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Purchase Agreement to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Purchase Agreement is in full force and effect.

SIRVA RELOCATION LLC, as an Originator

By:	/s/ Ralph A. Ford
Title:	Secretary

EXECUTIVE RELOCATION CORPORATION, as an Originator

By:	/s/ Ralph A. Ford
Title:	Secretary

LASALLE BANK NATIONAL ASSOCIATION,
as Purchaser and Agent

By:	/s/ June Courtney
Title:	SVP

GENERAL ELECTRIC CAPITAL
CORPORATION, as Purchaser

By:	/s/ Roger P. Tauchman
Title:	Duly Authorized Signer

ACKNOWLEDGEMENT AND CONSENT

Reference is made to the Amended and Restated Guaranty dated as of December 23, 2004, executed by the undersigned in favor of SIRVA Relocation Credit, LLC (the “Guaranty”).  The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Guaranty to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Guaranty is in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement and consent as of the date first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Ralph A. Ford
Title:	Secretary

NORTH AMERICAN VAN LINES, INC.

By:	/s/ Ralph A. Ford
Title:	Secretary